Page 16                                                             EXHIBIT 11


                        ITT CORPORATION AND SUBSIDIARIES
                       CALCULATION OF EARNINGS PER SHARE
                         (In millions except per share)

                                                                               Nine Months
                                                                           Ended September 30,
                                                                           -------------------
                                                                           1994           1993
                                                                           ----           ----
 PRIMARY BASIS -
   Net income                                                            $    734      $    694
   ESOP preferred dividends - net of tax                                      (26)          (26)
                                                                         --------      --------
   Net income applicable to primary earnings per share                   $    708      $    668
                                                                         --------      --------

   Average common shares outstanding                                          116           119
   Common shares issuable in respect to common stock equivalents                1             1
                                                                         --------      --------
   Average common equivalent shares                                           117           120
                                                                         --------      --------

 Earnings Per Share
   Continuing operations                                                 $   4.98      $   3.81
   Discontinued operations                                                   1.00          2.15
   Extraordinary item                                                           -          (.41)
   Cumulative effect of accounting changes                                    .04             -
                                                                         --------      --------
   Net income                                                            $   6.02      $   5.55
                                                                         --------      --------
 FULLY DILUTED BASIS -
   Net income applicable to primary earnings per share                   $    708      $    668
   ESOP preferred dividends - net of tax                                       26            26
   If converted ESOP expense adjustment - net of tax benefit                  (16)          (16)
                                                                         --------      --------
   Net income applicable to fully diluted earnings per share             $    718      $    678
                                                                         --------      --------

   Average common equivalent shares                                           117           120
   Additional common shares issuable assuming full dilution                    10            10
                                                                         --------      --------
   Additional common equivalent shares assuming full dilution                 127           130
                                                                         --------      --------

 Earnings Per Share
   Continuing operations                                                 $   4.68      $   3.62
   Discontinued operations                                                    .93          1.99
   Extraordinary item                                                           -          (.38)
   Cumulative effect of accounting changes                                    .04             -
                                                                         --------      --------
   Net income                                                            $   5.65      $   5.23
                                                                         --------      --------


The Series N convertible preferred stock is considered a common stock equivalent in 1994 and 1993. With respect to options, it is assumed that the proceeds to be received upon exercise are used to acquire common stock of the Corporation. The calculation impact of dilutive securities is determined quarterly based on the forecast of annual earnings.